EXHIBIT 32.1
CERTIFICATIONS OF KEVIN B. ROLLINS, PRESIDENT AND CHIEF EXECUTIVE OFFICER,
AND JAMES M. SCHNEIDER, SENIOR VICE PRESIDENT
AND CHIEF FINANCIAL OFFICER, PURSUANT TO 18 U.S.C. SECTION 1350
The undersigned officers of Dell Inc. hereby certify that (a) Dell’s Annual Report on Form 10-K for the fiscal year ended February 3, 2006, as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (b) information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Dell.

/s/ KEVIN B. ROLLINS

Date: March 15, 2006	Kevin B. Rollins
President and Chief Executive Officer,
Dell Inc.

/s/ JAMES M. SCHNEIDER

Date: March 15, 2006	James M. Schneider
Senior Vice President and Chief
Financial Officer,
Dell Inc.